EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 22, 2010 (except for Note 19, for which the date is April 13, 2010), relating to the financial statements of China Shandong Industries, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Bongiovanni & Associates

Bongiovanni & Associates
April 19, 2010